SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-A/A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


            Mid-America Apartment Communities, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


               Tennessee                   62-154819
        ----------------------       --------------------
        State of Incorporation       (I.R.S. Employer
           or Organization            Identification No.)

6584 Poplar Avenue, Suite 340, Memphis, Tennessee      38138
-------------------------------------------------    ----------
   (Address of principal executive offices)          (Zip Code)

If this Form relates to the          If this Form relates to the
registration of a class of debt      registration of a class of debt
securities and is effective upon     securities and is to become
filing pursuant to General           effective simultaneously with
Instruction A(c)(1) check the        the effectiveness of a concurrent
following box.  _____                registration statement under the
                                     Securities Act of 1933 pursuant
                                     to General Instruction A(c)(2)
                                     please check the following box. _____

Securities to be registered pursuant to Section 12(b) of the Act:

                                     Name of each exchange on
Title of Class to be so registered   which each class is to be registered.
----------------------------------   -------------------------------------
9.5% Series A Cumulative Preferred   New York Stock Exchange
Stock, par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                         Not Applicable
--------------------------------------------------------------------------
                        (title of class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item  1. Description of Registrant's Securities to be Registered

     A description of the 9.5% Series A Cumulative Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Prospectus Supplement dated October 10, 1996 supplementing the Registrant's Registration Statement on Form S-3, No. 333-3274, which became effective on May 14, 1996, which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2.  Exhibits

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

    (1)   Definitive  Articles  of  Amendment  to  the
          Amended  and  Restated  Charter  Designating   and
          Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

    (2)* Form of Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the
          Rights and Preferences of a Series of Shares of Preferred Stock.

    (3)   Specimen  share certificate for  9.5%  Series  A
          Cumulative Preferred Stock.

__________________________
*    Previously filed.

                           SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           Mid-America Apartment Communities, Inc.

                           By:    /s/ Simon R.C. Wadsworth
                                  --------------------------
                           Title: Chief Financial Officer
                                  --------------------------
October 9, 1996